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                                                                   Exhibit 23(a)






                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SLI, Inc. dated June 13, 2001 and to the incorporation by reference therein of our report dated February 10, 2001, except for Note 21, as to which the date is March 22, 2001, with respect to the consolidated financial statements and schedule of SLI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
Boston, Massachusetts
June 8, 2001